As filed with the Securities and Exchange Commission on May 8, 1997.

                                                      Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               DONEGAL GROUP INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                     23-2424711
--------------------------------         --------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

              1195 River Road
          Marietta, Pennsylvania                             17547
   ----------------------------------------                ----------
   (Address of Principal Executive Offices)                (Zip Code)

                               DONEGAL GROUP INC.
                    1996 EQUITY INCENTIVE PLAN FOR DIRECTORS
                              --------------------
                            (Full title of the plan)


                          Donald H. Nikolaus, President
                           and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                     (Name and address of agent for service)

                                 (717) 426-1931
                     (Telephone number, including area code,
                              of agent for service)
                              --------------------


                                    Copy to:
                            Kathleen M. Shay, Esquire
                            Duane, Morris & Heckscher
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                        Proposed                Proposed
Title of securities           Amount to be          maximum offering        maximum aggregate            Amount of
 to be registered              registered          price per share(1)       offering price(1)        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00                90,000 shares         $23.50--$24.00            $2,137,500                  $648
========================================================================================================================

(1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 45,000 shares for which options have been granted but not exercised as of the date hereof, computed upon the basis of the exercise price of $24.00 per share and (b) with respect to the 1,200 shares for which restricted stock awards have been made and the 43,800 shares for which awards have not been made, computed on the basis of $23.50 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on May 5, 1997.

                                   PROSPECTUS

                                  1,200 Shares

                               DONEGAL GROUP INC.
                                  Common Stock
                                ($1.00 par value)


     This Prospectus relates to 1,200 shares of Common Stock that have been acquired by the directors of Donegal Group Inc. (the "Company") and the directors of Donegal Mutual Insurance Company (the "Mutual Company") pursuant to awards made under the Company's 1996 Equity Incentive Plan for Directors (the "1996 Director Plan"). Some or all of the shares of Common Stock to which this Prospectus relates may be sold from time to time by the directors of the Company and of the Mutual Company (the "Selling Stockholders"), or by pledges, donees, transferees or other successors in interest to the Selling Stockholders, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions). The Company and the Mutual Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereunder by the Selling Stockholders. See "Plan of Distribution." The closing price of the Common Stock on the Nasdaq National Market on May 5, 1997 was $23.50 per share.

                               ------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               ------------------

                   The date of this Prospectus is May 8, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information and the Registration Statement with which this Prospectus was filed can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site at http://www.sec.gov, which site contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                               ------------------

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Such requests should be addressed to:

                                Ralph G. Spontak
                Senior Vice President and Chief Financial Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (717) 426-1931

                                TABLE OF CONTENTS

                                                                         Page

Available Information....................................................  1
The Company..............................................................  2
Use of Proceeds..........................................................  2
Selling Stockholders.....................................................  2
Plan of Distribution.....................................................  4
Incorporation of Certain Documents by Reference..........................  4
Legal Matters............................................................  5
Experts..................................................................  5

                                   THE COMPANY

     The Company is a regional insurance holding company offering property and casualty insurance through its wholly owned subsidiaries and through a pooling agreement with its affiliate, the Mutual Company. The Company offers full lines of personal and commercial products, including businessowners, commercial multiperil, automobile, homeowners, boatowners, workers' compensation and other coverages.

     The Company was formed in August 1986 and is headquartered in Pennsylvania. Its principal executive offices are located at 1195 River Road, Marietta, Pennsylvania 17547, and its telephone number is (717) 426-1931.

                                 USE OF PROCEEDS

     All of the shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company and the Mutual Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereunder by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The shares of the Company's Common Stock covered by this Prospectus are, or may be, offered by directors of the Company or the Mutual Company, who acquired such shares under the Company's 1996 Director Plan prior to May 8, 1997, which is the date on which the Company filed a Form S-8 Registration Statement with the Commission relating to shares of Common Stock issued or to be issued under the Company's 1996 Director Plan. Information as to such directors is set forth below.

                                                                                      Common Stock To
                                                                                      Be Beneficially
                                          Common Stock                             Owned If All Shares
             Name and                  Beneficially Owned                            That May Be Offered
        Positions with the            On February 21, 1997       Shares That        Hereunder Are Sold
        Company Within the            --------------------     May Be Offered       -------------------
         Past Three Years              Shares   Percent(1)        Hereunder          Shares  Percent(1)
         ----------------              ------   ----------     ---------------       ------  ----------

C. Edwin Ireland                      7,767(3)                       100            7,667
Chairman of the Board
and a Director (2)
Donald H. Nikolaus                   53,490(4)    1.2%               100           53,390       1.2%
President, Chief Executive
Officer and a Director (2)
Patricia A. Gilmartin                 2,967(3)                       100            2,867
Director (2)
Philip H. Glatfelter, II              3,167(3)                       100            3,067
Vice Chairman of the
Board and a Director (2)

                                                                                      Common Stock To
                                                                                      Be Beneficially
                                          Common Stock                             Owned If All Shares
             Name and                  Beneficially Owned                            That May Be Offered
        Positions with the            On February 21, 1997       Shares That        Hereunder Are Sold
        Company Within the            --------------------     May Be Offered       -------------------
         Past Three Years              Shares   Percent(1)        Hereunder          Shares  Percent(1)
         ----------------              ------   ----------     ---------------       ------  ----------
R. Richard Sherbahn                   1,867(3)                       100              1,767
Director (2)
Robert S. Bolinger                    2,367(3)                       100              2,267
Director of the Company
Thomas J. Finley, Jr.                 2,217(3)                       100              2,117
Director of the Company
Ralph G. Spontak                     20,083(5)                       100             19,983
Senior Vice President,
Chief Financial Officer,
Secretary and a Director of
the Mutual Company
William H. Shupert                   10,106(6)                       100             10,006
Senior Vice President
of Underwriting and a
Director of the Mutual
Company
Frederick W. Dreher                   6,767(3)                       100              6,667
Director of the Mutual
Company
Charles A. Heisterkamp III              100(3)                       100                  0
Director of the Mutual
Company
John E. Hiestand                        800(3)                       100                700
Director of the Mutual
Company

--------------

(1)  Less than 1% unless otherwise indicated.

(2)  A director of the Company and of the Mutual Company.

(3) Includes 1,667 shares of Common Stock that the director has the option to purchase under the 1996 Director Plan that are currently exercisable or will become exercisable on and after April 30, 1997.

(4) Includes 25,000 shares of Common Stock that Mr. Nikolaus has the option to purchase under the Company's Amended and Restated 1996 Equity Incentive Plan (the "1996 Equity

     Incentive Plan") that are currently exercisable or will become exercisable on and after April 30, 1997.

(5) Includes 12,500 shares of Common Stock that Mr. Spontak has the option to purchase under the Company's 1996 Equity Incentive Plan that are currently exercisable or will become exercisable on and after April 30, 1997.

(6) Includes 7,000 shares of Common Stock that Mr. Shupert has the option to purchase under the Company's 1996 Equity Incentive Plan that are currently exercisable or will become exercisable on and after April 30, 1997.

                              PLAN OF DISTRIBUTION

     The Company and the Mutual Company have been advised that the distribution of the shares of Common Stock by the Selling Stockholders, or by pledges, donees or transferees of or successors in interest to the Selling Stockholders, may be effected from time to time in one or more transactions (which may involve block transactions) on one or more exchanges, in the over-the-counter market, in transactions other than on an exchange or in the over-the-counter market or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholders or such purchasers will not exceed those customary for the types of transactions involved).

     Any broker-dealer that participates with any Selling Stockholder in the distribution of Common Stock may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions or discounts received by such broker-dealer and any profit on the resale of shares of Common Stock by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the year ended December 31, 1996, filed by the Company pursuant to Section 13(a) of the Exchange Act.

     (b) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, initially filed with the Commission under the Securities Act of 1933 on October 29, 1986, under the caption "Description of Capital Stock," "Dividend Policy" and "Business -- Regulation," which is incorporated by reference in response to Item 1 of the

Registration Statement on Form 8-A filed by the Company with the Commission on January 27, 1987 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania. As of March 17, 1997, the partners of Duane, Morris & Heckscher owned 6,767 shares of the Company's outstanding Common Stock. In addition, Frederick W. Dreher, a partner of Duane, Morris & Heckscher, is a director of the Mutual Company, a Pennsylvania mutual insurance company, which is a holder of approximately 59% of the Company's Common Stock as of March 17, 1997.

                                     EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this Prospectus have been audited and reported on by KPMG Peat Marwick LLP, independent certified public accountants. Such consolidated financial statements have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following material is incorporated herein by reference:

     (a) The Annual Report on Form 10-K of Donegal Group Inc. (the "Company") for the year ended December 31, 1996 as filed by the Company with the Securities and Exchange Commission (the "Commission").

     (b) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended, (the "Act") on October 29, 1986 under the caption "Description of Capital Stock," "Dividend Policy" and "Business--Regulation," which is incorporated by reference in response to Item 1 of the Registration Statement on Form 8-A filed by the Company with the Commission on January 27, 1987 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

     All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     No answer to this Item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     The consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 incorporated by reference in this Registration Statement have been audited and reported on by KPMG Peat Marwick LLP, independent certified public accountants. Such consolidated financial statements have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania. As of March 17, 1997, the partners of Duane, Morris & Heckscher owned 6,767 shares of the Company's outstanding Common Stock. In addition, Frederick W. Dreher, a partner of Duane, Morris & Heckscher, is a director of Donegal Mutual Insurance Company, a Pennsylvania mutual insurance company, which is a holder of approximately 59% of the Company's Common Stock as of March 17, 1997.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article Five of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect. The By-laws of Donegal Mutual Insurance Company also provide that Donegal Mutual Insurance Company shall indemnify to the full extent authorized by law any director or officer of Donegal Mutual Insurance Company who is made, or threatened to be made, a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was serving as a director, officer or employee of the Company at the request of Donegal Mutual Insurance Company.

     The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

     Additionally, as permitted by the General Corporation Law of the State of Delaware, Article Six of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

     No answer to this Item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

(4) Donegal Group Inc. 1996 Equity Incentive Plan for Directors (incorporated herein by reference to Exhibit (10)(H) to the Company's Form 10-K Report for the year ended December 31, 1996).

(5)     Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as
        Exhibit 5).

(23)(B) Consent of KPMG Peat Marwick LLP.

(24)    Power of Attorney (see page II-6 of this Registration Statement).

Item 9.  Undertakings.

     The registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on April 30, 1997.

                                              DONEGAL GROUP INC.


                                              By: /s/ Donald H. Nikolaus
                                                 ----------------------------
                                                  Donald H. Nikolaus, President


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                                Title                               Date
        ---------                                -----                               ----

/s/ C. Edwin Ireland                Chairman of the Board and a Director           April 30, 1997
------------------------
C. Edwin Ireland

/s/ Donald H. Nikolaus               President, Chief Executive Officer            April 30, 1997
----------------------                         and a Director
Donald H. Nikolaus                      (principal executive officer)

/s/ Ralph G. Spontak                Senior Vice President, Chief Financial          April 30, 1997
----------------------                      Officer and Secretary
Ralph G. Spontak                          (principal financial and
                                             accounting officer)

        Signature                                Title                               Date
        ---------                                -----                               ----
/s/ Patricia A. Gilmartin                       Director                           April 30, 1997
-------------------------
Patricia A. Gilmartin

/s/ Philip H. Glatfelter, II                    Director                           April 30, 1997
----------------------------
Philip H. Glatfelter, II

/s/ R. Richard Sherbahn                         Director                           April 30, 1997
-------------------------
R. Richard Sherbahn

-------------------------                       Director                           April   , 1997
Thomas J. Finley, Jr.

/s/ Robert S. Bolinger                          Director                           April 30, 1997
---------------------------
Robert S. Bolinger

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                       Exhibit                                        Reference
-----------                       -------                                        ---------
(4)             Donegal Group Inc. 1996 Equity Incentive Plan for                    *
                Directors.

(5)             Opinion of Duane, Morris & Heckscher.                          Filed herewith

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)         Consent of KPMG Peat Marwick LLP.                              Filed herewith

(24)            Power of Attorney (see Page II-6 of this Registration
                Statement).


* Such Exhibit is hereby incorporated by reference to Exhibit (10)(H) to the Company's Form 10-K Report for the year ended December 31, 1996.